THE SHARES OF COMMON STOCK, PAR VALUE $0.02 PER SHARE, OF HADRON,
          INC. INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS






                                 AMENDED AND RESTATED
                             CONVERTIBLE PROMISSORY NOTE



            $250,000.00            WASHINGTON, D.C.    September 27, 1996


               FOR VALUE RECEIVED, ENGINEERING AND INFORMATION SERVICES,
            INC., a Virginia corporation, and SYCOM SERVICES, INC., a Delaware corporation (collectively, "Makers"), hereby promise to pay to the order of C.W. GILLULY ("Payee"), at his domicile at 415 First Street, S.E., in the City of Washington, District of Columbia, or at such other place as may be designated by Payee, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/lOO DOLLARS ($250,000.00), together with interest from the date hereof until maturity at the rate of three percent (3%) per annum over the Prime Rate (hereinafter defined) from time to time in effect. Said interest rate shall be adjusted as and when any change in the Prime Rate shall occur. For purposes hereof, the term "Prime Rate" shall mean the highest prime rate per annum published from time to time in the money rates column or section of The Wall Street Journal as the interest rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). In the event The Wall Street Journal ceases publication of such prime rate, the term "Prime Rate" shall mean the prime rate per annum announced from time to time by any U.S. money center commercial bank selected by Payee.
            This Amended and Restated Promissory Note represents an amendment of the Convertible Promissory Note dated October 21, 1993 and issued by Makers in favor of Payee in the original principal amount of $300,000.00.





               1. Interest on the unpaid principal balance of this note shall be due and payable quarterly as it accrues, the first such payment of accrued interest being due and payable on or before December 15, 1996, and successive payments of accrued interest being due and payable on or before the 15th day of each succeeding March, June and September thereafter until October 21, 1997, when, if not sooner paid, the entire principal balance of this note, together with all accrued but unpaid interest thereon, shall be paid in full. The principal balance of this note, together with all accrued but unpaid interest thereon, shall be due and payable on October 21, 1997.


               2. (a) At any time prior to the maturity of this note, the outstanding principal amount of this note together with all accrued but unpaid interest thereon may, at the option of Payee, be converted into fully paid and non-assessable, restricted shares ("Hadron Shares") of the common stock, par value $0.02 per share, of Hadron, Inc. ("Hadron Common Stock") at the Conversion Price (as hereinafter defined) in accordance with this Section 2.

               (b) In the event Payee elects to convert this note to Hadron Shares, Payee shall deliver to Makers and Hadron, Inc. ("Hadron") written notice of his election to convert this note into Hadron Shares in accordance with the terms hereof; and upon the delivery of such notice, and the surrender of this note to either of the Makers, Makers shall cause Hadron to issue and deliver to Payee a certificate or certificates for the number of full Hadron Shares issuable upon the conversion of this note and cash as hereinafter provided in respect of any fraction of a Hadron Share issuable upon such conversion. Such conversion shall be deemed to have been effected as of the date Payee delivers notice of his election to convert ("Conversion Date"); provided, however, that Payee shall not deliver notice of his election to convert this note within ten (10) trading days prior to a date on which Hadron is required to make any filing with the United States Securities and Exchange Commission. As of the Conversion Date, the rights of Payee as holder of this note shall cease with respect to this note and the person in whose name any certificate for Hadron Shares is issued shall be deemed to have become the holder of record of the Hadron Shares represented thereby. Any and all notices to be given by Payee hereunder shall be in writing and delivered by hand or mailed, postage prepaid, by certified or registered U.S. mail, return receipt requested, to Makers and Hadron at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, and shall be deemed given upon receipt.








               (c) Hadron shall not be required to issue fractions of Hadron Shares upon conversion of this note. If any fractional interest in a Hadron Share shall be deliverable upon the conversion of this note, Makers shall cause Hadron to make a cash payment therefor on the basis of the Conversion Price.

               (d) The price at which the outstanding principal amount of this note together with all accrued but unpaid interest thereon may be converted into Hadron Shares on a per share basis (the "Conversion Price") shall be equal to $.25 per share.

               3. Makers may at any time prepay this note, in full or in part, and all payments hereunder, whether designated as payments of principal or interest, shall be applied first to the payment of accrued interest and the balance to principal. Interest shall immediately cease on any principal amount so prepaid.

               4. In the event Makers shall prepay this note as hereinabove provided, Payee shall be entitled to receive, and Makers shall cause Hadron to execute, issue and deliver to Payee, simultaneously with any and all such payments, a warrant ("Warrant") which shall be in proper form for issuance and transfer, registered in the name of Payee, and issued in respect to the number of Hadron Shares determined as hereinafter provided. Each Warrant (a) shall expire on October 21, 1999; (b) shall entitle Payee to purchase, in accordance with the terms thereof, the number of Hadron Shares equal to the quotient obtained by dividing (i) the principal amount of this note together with all interest thereon prepaid by Makers, by (ii) the Conversion Price that-would result if Payee had elected to convert and the Conversion Date had been the date of the prepayment by Makers which entitles Payee to receive such Warrant;
            (c) may be exercised in full or in part during its term at the price per Hadron Share equal to the Conversion Price that would result if Payee had elected to convert and the Conversion Date had been the date of the prepayment by Makers which entitles Payee to receive such Warrant; and (d) shall otherwise be in form and substance satisfactory to Hadron and Payee.

               5. Payee agrees and acknowledges that the Hadron Shares issuable upon conversion of this note, the Warrants and the Hadron Shares issuable upon exercise of the Warrants are and shall be restricted securities. Except for transfers, sales or other dispositions pursuant to an effective registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Acts"), such securities may not be transferred, sold or otherwise disposed of by Payee or any other holder hereof or thereof unless prior to transferring, selling or otherwise disposing of any of such securities, Payee or such holder delivers to Hadron prior to the disposition an opinion of counsel,






            reasonably acceptable to Hadron, to the effect that registration is not required under the Acts. If, in the opinion of such counsel, such transfer, sale or other disposition may be effected without such registration, the securities may thereafter be transferred, sold or otherwise disposed of, and Makers shall cause Hadron to do all things necessary to facilitate such transfer, sale or other disposition, including the prompt transfer of such securities on the books of Hadron and the issuance of certificates representing such securities, free of any restrictive legends or stop transfer instructions unless otherwise required by such opinion, all in accordance with such notice and opinion.

               6. It is expressly agreed that time is of the essence of this note, and if default shall be made in the payment of principal or interest hereunder, as the same shall become due and payable; or should either Maker institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of any such proceedings against it or fail to cause the dismissal or stay of any such proceedings within thirty (30) days after commencement, or consent to any filing of any petition or the appointment of a receiver of such Maker's property; or should Payee conclude that the prospect of payment of this note is impaired for any reason; then in any such event, Payee may, at his option, declare the entire principal of this note together with all accrued but unpaid interest thereon immediately due and payable whereupon this note shall become due and payable in full, both as to principal and interest, and failure to exercise said option shall not constitute a waiver on the part of Payee hereof of the right to exercise said option at any other time.

               7. All past due principal and interest on this note shall bear interest from the due date thereof until paid at the lesser of (a) fifteen percent (15%) per annum or (b) the highest rate permitted by law.

               8. If this note is not paid at maturity, however such maturity is brought about, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Makers agree and promise to pay all expenses incurred by Payee, including, without limitation, court costs and attorneys' fees.

               9. Makers, and any and all co-makers, guarantors, sureties and endorsers of this note, expressly and severally waive all notices, demands for payment, presentation for payment, protests and notices of intention to accelerate with regard to each, every and all installments or other payments hereof and hereunder.

               10. Notwithstanding anything to the contrary contained herein, Makers shall be jointly and severally liable for the payment and performance of and compliance with any and all obligations,






            covenants, provisions, terms and conditions contained in this note to be paid, performed or complied with by Makers.

               11. The payment and performance of this note are secured by that certain Assignment and Security Agreement dated October 21, 1993 by and between Makers, as debtor, and Payee, as secured party, covering the collateral more particularly described therein.

               12. Hadron joins in the execution of this note for the sole purposes of (a) acknowledging and agreeing to the provisions hereof regarding conversion of this note to Hadron Shares and the issuance of Warrants for Hadron Shares, (b) agreeing at all times to reserve and keep available from its authorized Hadron Common Stock, solely for issuance and delivery upon conversion of this note or exercise of the Warrants, a sufficient number of Hadron Shares to permit the full-conversion of this note and the full exercise of Warrants, and
            (c) agreeing to take such corporate action and obtain all authorizations and approvals as may be necessary in order that Hadron may validly and legally issue to Payee upon conversion of this note, and upon the exercise of any and all Warrants, fully paid and non-assumable Hadron Shares at the prices determined in accordance with this note.


                         EXECUTED this 27th day of September 1996.

                              ENGINEERING AND INFORMATION SERVICES, INC.,
                                a Virginia corporation

                              By: /S/ DONALD JEWELL
                                  President


                              SYCOM SERVICES, INC., a Delaware corporation

                              By:  /S/ J. ANTHONY VIDAL
                                   President


            ACKNOWLEDGED AND AGREED TO
            this 27th day of September, 1996:


            HADRON, INC., a New York
              corporation

            By: /S/ C.W. GILLULY
                C.W. Gilluly
                Chief Executive Officer
                and Acting President


